Exhibit 3.1

BY-LAWS
OF
THE BOEING COMPANY
(as amended and restated effective August 29, 2023)

TABLE OF CONTENTS

ARTICLE I Stockholders’ Meetings	1
SECTION 1. Annual Meetings.	1
SECTION 2. Special Meetings.	1
SECTION 3. Place of Meetings.	1
SECTION 4. Notice of Meetings.	1
SECTION 5. Waivers of Notice.	1
SECTION 6. Quorum; Required Vote.	2
SECTION 7. Proxies.	2
7.1 Appointment.	2
7.2 Delivery to Corporation; Duration.	2
SECTION 8. Inspectors of Election.	2
8.1 Appointment.	2
8.2 Duties.	2
8.3 Determination of Proxy Validity.	3
SECTION 9. Fixing the Record Date.	3
9.1 Meetings.	3
9.2 Consent to Corporate Action Without a Meeting.	3
9.3 Dividends, Distributions, and Other Rights.	3
9.4 Voting List.	3
SECTION 10. Action by Stockholders Without a Meeting.	3
SECTION 11. Director Nominations and Other Stockholder Business; Required Vote for Directors; Director Qualification; Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.	4
11.1 Director Nominations and Other Stockholder Business.	4
11.2 Required Vote for Directors.	9
11.3 Director Qualification: Submission of Questionnaire, Representation, and Agreement.	9
11.4 Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.	10
SECTION 12. Notice to Corporation.	14
SECTION 13. Organization and Conduct of Meetings.	14
ARTICLE II Board of Directors	14
SECTION 1. Number and Term of Office.	14
SECTION 2. Nomination and Election.	14
2.1 Nomination.	14
2.2 Election.	15
SECTION 3. Place of Meeting.	15
SECTION 4. Annual Meeting.	15
SECTION 5. Stated Meetings.	15
SECTION 6. Special Meetings.	15
6.1 Convenors and Notice.	15
6.2 Waiver of Notice.	15
SECTION 7. Quorum and Manner of Acting.	15
SECTION 8. Chair of the Board.	15
SECTION 9. Resignations.	15
SECTION 10. Removal of Directors.	16
SECTION 11. Filling of Vacancies Not Caused by Removal.	16
SECTION 12. Director Compensation.	16
SECTION 13. Action Without a Meeting.	16
SECTION 14. Telephonic Meetings.	16

ARTICLE I
Stockholders’ Meetings
SECTION 1. Annual Meetings.
Each annual meeting of stockholders shall be held on such date and at such time as the Board of Directors shall determine for the election of directors and the transaction of such other business as may properly be brought before the meeting.
SECTION 2. Special Meetings.
A special meeting of stockholders may be called at any time by the Board of Directors, and the Board of Directors shall call a special meeting upon written request to the Secretary by stockholders entitled to vote and dispose of at least twenty-five percent (25%) of the outstanding shares of the Corporation. Any such written request must be signed by each requesting holder, stating the number of shares owned by each such holder, and shall specify the purpose of the proposed meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws or the Certificate of Incorporation, the language of the proposed amendment). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice provided pursuant to Article I, Section 4 of these By-Laws; provided, however, that nothing in these By-Laws shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.
SECTION 3. Place of Meetings.
All meetings of stockholders shall be held at such place or places, if any, within or without the State of Delaware as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 4. Notice of Meetings.
Except as otherwise required by statute and as set forth below, notice of each annual or special meeting of stockholders shall be given by the Corporation personally, by mail or by electronic transmission to each stockholder of record entitled to vote at such meeting not less than thirty (30) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the meeting date. Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called (including any purpose set forth in a request by stockholders properly made pursuant to Article I, Section 2 of these By-Laws). Notices are deemed given by the Corporation (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the Delaware General Corporation Law. Any previously scheduled meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
SECTION 5. Waivers of Notice.
Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation, or the Delaware General Corporation Law, a waiver thereof in writing signed by the person or persons entitled to such notice or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a stockholder at a meeting, in person or by proxy shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 6. Quorum; Required Vote.
At all meetings of stockholders, except when otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, of the holders of one-third of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business; and except as otherwise provided by the Certificate of Incorporation, these By-Laws, the rules and regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of and binding upon all stockholders. Whether a quorum exists or not, the chair of the meeting or a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting to another place (if any) and time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Unless otherwise provided by statute, no notice of an adjourned meeting need be given.
SECTION 7. Proxies.
7.1 Appointment.
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or by electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission.
7.2 Delivery to Corporation; Duration.
A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the Corporation of the consent to corporate action in writing. A proxy shall become invalid three (3) years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.
SECTION 8. Inspectors of Election.
8.1 Appointment.
In advance of any meeting of stockholders, the Board of Directors shall appoint one or more persons to act as inspectors of election at such meeting and any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of such meeting shall appoint one or more persons to act as inspector at such meeting. Inspectors may be employees of the Corporation, but no director or candidate for director may act as an inspector of an election of directors.
8.2 Duties.
The inspectors of election shall (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots. Each inspector shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

8.3 Determination of Proxy Validity.
The validity of any proxy or ballot executed for a meeting of stockholders shall be determined by the inspectors of election in accordance with the Delaware General Corporation Law.
SECTION 9. Fixing the Record Date.
9.1 Meetings.
For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not fewer than thirty (30) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
9.2 Consent to Corporate Action Without a Meeting.
For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent pursuant to Article I, Section 10 of these By-Laws shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. If no record date has been fixed by the Board of Directors pursuant to this Section 9.2 or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Article I, Section 10 of these By-Laws; provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
9.3 Dividends, Distributions, and Other Rights.
For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
9.4 Voting List.
The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation.
SECTION 10. Action by Stockholders Without a Meeting.
Subject to the provisions of Article EIGHTH of the Certificate of Incorporation and Article I, Section 9.2 of these By-Laws, any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 10, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 10. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
SECTION 11. Director Nominations and Other Stockholder Business; Required Vote for Directors; Director Qualification; Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.
11.1 Director Nominations and Other Stockholder Business.
A. Meetings of Stockholders.
(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified in the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time the notice provided for in Section 11 is delivered to the Secretary, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures and conditions set forth in Section 11 as to such nomination or other business; or (d) by any Eligible Stockholder (as defined in Section 11.4 below) whose Stockholder Nominee (as defined in Section 11.4 below) is included in the Company’s proxy statement for the relevant annual meeting; clauses (c) and (d) shall be the exclusive means for a stockholder to make director nominations, and clause (c) shall be the exclusive means for a stockholder to submit proposals for other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting) before an annual meeting of stockholders.
(2) For any nominations or any other business to be properly brought by a stockholder before an annual meeting pursuant to Section 11.1.A(1)(c) or a special meeting pursuant to Section 11.1.B(b), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely for nominations pursuant to Section 11.1.A(1)(c), a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. To be timely for nominations pursuant to Section 11.1.A(1)(d), such notice must be delivered in accordance with the requirements of Section 11.4. The number of nominees a stockholder may nominate for election at an annual meeting must not exceed the number of directors to be elected to the Board of Directors at such annual meeting. In no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice (whether given pursuant to this Section 11.1.A(2) or Section 11.1.B) to the Secretary must:
(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal for other business is made:
(i) the name and address of (A) such stockholder, as they appear on the Corporation’s books, (B) such beneficial owner, if any, and (C) each principal (which shall include, without limitation, any person who serves as the chief executive officer or general partner or who performs duties that are substantially similar to a chief executive officer or general partner) of, and any person that owns or controls, directly or indirectly, 10% or more of any voting class of securities or interests, or 33 1/3% or more of any class of securities or interests, in such stockholder or such beneficial owner (the persons described in clauses (B) and (C) are collectively referred to in this Section 11 as “stockholder related persons”);
(ii) (A) the class or series and number of shares of common stock and any other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any stockholder related person (and such notice shall include documentary evidence of such stockholder’s or stockholder related person’s record and beneficial ownership of such securities), (B) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any stockholder related person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and any stockholder related person has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of Section 11, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and any stockholder related person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and any stockholder related person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder and any stockholder related person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and any stockholder related person’s immediate family sharing the same household;
(iii) a description of all agreements, arrangements or understandings between or among such stockholder and any stockholder related person and/or any other person(s) (naming such person(s)) pursuant to which a nomination is to be made or supported, the conduct or positions of the nominee if the nominee is elected as a director, or business is to be proposed at the Corporation;
(iv) any other information relating to such stockholder and any stockholder related person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including Regulation 14A and Rule 14a-9 promulgated under the Exchange Act);
(v) a representation (A) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination, (B) whether the stockholder or the beneficial owner, if any, intends (or is part of a group which intends (and if the stockholder or the beneficial owner, if any, is part of such a group, the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act))) (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and/or (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act; and
(vi) an undertaking by the stockholder and beneficial owner, if any, to update and supplement such notice from time to time to the extent necessary so that the information called for by clauses (i) through (v) and Section 11.1.A(2)(c)-(d) shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of such meeting and (y) as of the date that is the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth (8th) business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth (10th) business day prior to the meeting or adjournment or postponement thereof); provided, that no supplement or update made pursuant to this clause (vi) may include any new nominees who were not named in the original stockholder notice or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect);
(b) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the annual meeting, set forth:
(i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any substantial interest of such stockholder and beneficial owner, if any, in such business and;
(ii) a description of all agreements, arrangements, and understandings between such stockholder and/or beneficial owner, if any, and their respective affiliates and associates, and any other person or persons (including their names) acting in concert therewith in connection with the proposal of such business by such stockholder;
(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:
(i) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors;
(iii) a description of all direct and indirect compensation and other material financial agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder, and any stockholder related person and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, (x) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (y) the amount of any payment or payments received or receivable (including pursuant to indemnity or contingent fee arrangements) by the nominee in connection with or related to candidacy or service as a director of the Corporation;
(iv) any information that such person would be required to disclose pursuant to Section 11.1.A(2)(a)(ii) if such person were a stockholder purporting to make a nomination or propose business pursuant to Section 11.1.A(1)(c);

(v) the details of any position such person holds as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) (and, if such person is nominated by, serves in any capacity with or is otherwise affiliated with any other organization, the details of any position any other person nominated by, serves with or is affiliated with such other organization has with any competitor) or significant supplier or customer of the Corporation within the three years preceding the submission of the stockholder’s notice; and
(vi) an undertaking to update and supplement such notice and the documents described in Section 11.1.A(2)(d) below from time to time to the extent necessary so that the information called for by clauses (i) through (v) and, Section 11.1.A(2)(d)) shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of such meeting and (y) as of the date that is the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth (8th) business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth (10th) business day prior to the meeting or adjournment or postponement thereof); provided, that no supplement or update made pursuant to this clause (vi) may include any new nominees who were not named in the original stockholder notice or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect); and
(d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 11.3, together with a description of any instance in which such nominee was denied (and not subsequently granted), or has applied for and not been granted, a security clearance by the U.S. Federal government. Prior to submitting a stockholder’s notice pursuant to Section 11.1.A in connection with nomination(s) for election or reelection to the Board of Directors, the stockholder providing such stockholder’s notice shall request in writing from the Secretary the form of such questionnaire, representation and agreement, and the Secretary shall provide such forms to the requesting stockholder within ten (10) days after receiving such request.
The Corporation may also, as a condition of any nomination by a stockholder being deemed properly brought before an annual or special meeting, require such stockholder or any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this Section 11.1.A(2) or Section 13 and (ii) such other information (x) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s Corporate Governance Principles), or (y) that could (as determined by the Corporation in its reasonable judgment) be material to a reasonable stockholder’s understanding of the qualifications, fitness and/or independence, or lack thereof, of such nominee. Such nominating stockholder shall provide such additional information within five (5) business days after it has been requested by the Corporation.
(3) Notwithstanding anything in the second sentence of Section 11.1.A(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under Section 11.1.A(2) and there is no public announcement by the Corporation naming all of the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
B. Special Meetings of Stockholders.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting (a) by or at the direction of the Board of Directors or any committee thereof or stockholders pursuant to Article 1, Section 2 hereof, or (b) provided that the Board of Directors or stockholders pursuant to Article 1, Section 2 hereof has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time the notice provided for in Section 11 is delivered to the Secretary and at the time of the special meeting, (ii) is entitled to vote at the special meeting, and (iii) complies with the procedures and conditions set forth in Section 11 (including the procedures and requirements in Section 11.1.A(2)) as to such nomination. For the avoidance of doubt, the foregoing clause (b) of this Section 11.1.B shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. In the event the Corporation calls a special meeting for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 11.1.A(2) (including the completed and signed questionnaire, representation and agreement required by Section 11.3) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. The number of nominees a stockholder may nominate for election at a special meeting must not exceed the number of directors to be elected to the Board of Directors at such special meeting pursuant to the Corporation’s notice of special meeting. In no event shall the adjournment or postponement of a special meeting as to which notice has been sent to stockholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
C. General.
(1) Only such persons who (a) are nominated in accordance with the requirements of, and have satisfied the conditions set forth in, this Section 11.1, Section 11.3 and Section 11.4, as applicable and (b) have been, and are, in compliance with the applicable requirements of these By-Laws shall be eligible to be elected as directors at an annual or special meeting of stockholders and, if properly elected, to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. If the Board, at any time after the receipt of a stockholder’s notice pursuant to Sections 11.1.A or 11.1.B, determines that any requirement under these By-Laws (including under any representations, agreements or undertakings made by the stockholder, any stockholder related person or proposed nominee pursuant to Section 11.1, Section 11.3 or Section 11.4) or any other applicable legal requirements has not been satisfied as to any nomination or other business proposed to be brought before a stockholder meeting, then it may elect to (x) waive the deficiency with respect to such nomination or other business, (y) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (z) decline to allow such defective nomination or such other business to be brought before the meeting, even if the Corporation has received proxies or votes with respect to those matters (which proxies and/or votes shall be disregarded).
(2) Except as otherwise prohibited by law, the Certificate of Incorporation or these By-Laws, the chair of a stockholder meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11.1.A(2)(a)(iv)) and (b) if any proposed nomination or other business was not made or proposed in compliance with these By-Laws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be (i) a duly authorized officer, manager, or partner of such stockholder or (ii) authorized, by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as proxy at the annual or special meeting and such person attending the meeting must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.
(3) For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11; provided, however, that any references in these By-Laws to the Exchange Act or to the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nominations or proposals as to any other business to be considered pursuant to this Section 11 (including Section 11.1.A(1)(c) or Section 11.1.B). Nothing in this Section 11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation, or these By-Laws.

(5) Without limiting the foregoing, unless otherwise required by law, if any stockholder or any stockholder related person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or such stockholder related person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of any such proposed nominee may have been received by the Corporation (which proxies and/or votes shall be disregarded). If any stockholder or stockholder related person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or stockholder related person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence) that it has met all applicable requirements of Rule 14a-19 under the Exchange Act.
(6) Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy card that is a color other than white, which is reserved for the exclusive use for solicitation by the Board.
11.2 Required Vote for Directors.
A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11.1 and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Votes cast shall exclude abstentions with respect to that director’s election.
11.3 Director Qualification: Submission of Questionnaire, Representation, and Agreement.
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11.1 or Section 11.4, as applicable, together with the information update/supplement requirements thereunder with respect to such notice) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request made in accordance with Section 11.1.A(2)(d)) and a written representation and agreement (in the form provided by the Secretary upon written request made in accordance with Section 11.1.A(2)(d)), that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding, whether written or oral, with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed in writing to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding, whether written or oral, with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed in writing to the Corporation; (c) will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board of Directors, including an agreement to meet with the Board of Directors or any committee thereof, if requested to discuss matters relating to the nomination of such nominee to the Board of Directors, including the information provided by such nominee to the Corporation in connection with his or her nomination and such nominee’s eligibility to serve as a member of the Board of Directors; (d) has provided, and will provide, facts, statements and other information in all communications with the Corporation and its stockholders that are, or will be, true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (e) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check; (f) agrees to, promptly following election as a director, submit to and reasonably cooperate with all processes required in order to obtain (and, once obtained, to maintain) all U.S. Federal government security clearances deemed by the Corporation as necessary or appropriate for a director of the Corporation; (g) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Principles and Code of Ethical Business Conduct for Members of the Board of Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (h) represents and warrants that such person’s candidacy will not and, if elected, such person’s membership on the Board of Directors would not, violate applicable state or federal law or the listing standards or rules of any exchange upon which the Corporation’s common stock is listed; and (i) intends to serve a full term if elected as a director. In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee and, within ten years preceding such date, must not have been convicted in such a criminal proceeding.
11.4 Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.
A. Subject to the provisions of these By-Laws, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders, the name of, and shall include in any such proxy statement the Additional Information (as defined below) relating to, any eligible person nominated for election as a director of the Corporation (a “Stockholder Nominee”) by any stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11.4 (such person or group, an “Eligible Stockholder”) and that includes in the written notice required by this Section 11.4 (the “Notice of Proxy Access Nomination”) a written statement electing to have its nominee included in the Corporation’s proxy materials. For purposes of this Section 11.4, “Additional Information” shall consist of (1) information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act and/or the rules and regulations promulgated thereunder and (2) if the Eligible Stockholder so elects, a statement set forth in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of such nomination (subject, without limitation, to Section 11.4.F).
B. The Corporation shall not be required to include in any proxy materials for an annual meeting of stockholders a number of Stockholder Nominees greater than 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to this Section 11.4 (the “Proxy Access Nomination Deadline”), rounded down to the nearest whole number but not less than two (the “Maximum Number of Nominees”). Notwithstanding the foregoing, the Maximum Number of Nominees shall be reduced by the number of (1) Stockholder Nominees that are subsequently withdrawn or that the Board of Directors itself decides to nominate at such annual meeting of stockholders, (2) incumbent directors who were Stockholder Nominees at any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors, and (3) director candidates for which the Corporation shall have received a notice (whether or not subsequently withdrawn) pursuant to Section 11.1.A(1)(c) hereof that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11.4. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Proxy Access Nomination Deadline but prior to the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11.4 exceeds the Maximum Number of Nominees, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Maximum Number of Nominees is reached, going in the order of the amount (greatest to least) of voting power of the Corporation’s common stock entitled to vote on the election of directors as disclosed in the Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number of Nominees is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Maximum Number of Nominees is reached. If any Stockholder Nominee selected pursuant to such determination later (i) withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (ii) is determined not to satisfy the requirements of this Section 11.4, no other nominee or nominees (other than any Stockholder Nominees already determined to be included in the Corporation’s proxy materials who continue to satisfy the requirements of this Section 11.4) shall be included in the Corporation’s proxy materials or otherwise be eligible for election pursuant to this Section 11.4.
C. In order to make a nomination pursuant to this Section 11.4 and in order for such nomination to be voted upon, an Eligible Stockholder must have owned at least 3% of the Corporation’s outstanding common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for a period of three years as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 11.4 and the record date for determining the stockholders eligible to vote at the annual meeting of stockholders, and must continue to own the Required Shares through the annual meeting date. For purposes of this Section 11.4, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by or on behalf of such stockholder or any of its affiliates in any transaction that has not yet settled or closed, including any short sale, (b) borrowed by or on behalf of such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by or on behalf of such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. Notwithstanding the foregoing, an Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (1) loaned such shares, provided that such stockholder has the power to recall such shares on not more than five business days’ notice, has recalled such loaned shares as of the record date for the annual meeting of stockholders (and holds any voting power over such shares) and holds such shares (and voting power) through the date of the annual meeting of stockholders or (2) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, provided that such stockholder has the power to revoke such delegation at any time without condition and has revoked such delegation as of the record date for the annual meeting of stockholders. The terms “owned,” “ownership,” “owning” and other variations of the word “own” shall have correlative meanings.
D. For the purpose of calculating the number of stockholders that constitutes an “Eligible Stockholder” for purposes of this Section 11.4, a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (or any successor rule) (a “Qualifying Fund”) shall be treated as one stockholder, provided that (a) each fund included with a Qualifying Fund otherwise meets the requirements set forth in this Section 11.4 and (b) such group of funds shall provide, together with the Notice of Proxy Access Nomination, documentation evidencing such group’s status as a Qualifying Fund. No stockholder, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership of shares of common stock of the Corporation. In the event of a nomination pursuant to this Section 11.4 by a group of stockholders, each provision in this Section 11.4 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet any other conditions; provided, however, that the requirement to own the Required Shares shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from, or be deemed ineligible to participate in, a group constituting an Eligible Stockholder at any time prior to the annual meeting of stockholders, such group shall only be deemed to own the shares held by the remaining members of the group. A breach of any obligation, agreement, representation or warranty under this Section 11.4 by any member of a group constituting an Eligible Stockholder shall be deemed a breach by the Eligible Stockholder.
E. To be timely, the Eligible Stockholder must, not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting of stockholders, deliver to the Secretary at the principal executive offices of the Corporation the Notice of Proxy Access Nomination; provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or after the first anniversary of the most recent annual meeting of stockholders, the Notice of Proxy Access Nomination to be timely must be so delivered not earlier than the close of business on the one hundred and fiftieth (150th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such annual meeting of stockholders and the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting of stockholders (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. To be in proper form, the Notice of Proxy Access Nomination shall set forth or be submitted with the following:
(1) A copy of the Schedule 14N relating to the Stockholder Nominee that has been or concurrently is filed with the Securities and Exchange Commission in accordance with Rule 14a-18 under the Exchange Act (or any successor rule thereto);
(2) Written notice of nomination of the Stockholder Nominee, which notice includes the following additional information, agreements, representations and warranties by the Eligible Stockholder: (a) all information required from nominating stockholders and stockholder nominees with respect to the nomination of directors pursuant to

Section 11.1.A(2)(a) and 11.1.A(2)(c) hereof, as if the nomination of the Stockholder Nominee were being submitted pursuant to Section 11.1.A(1)(c) hereof; (b) the details of any relationship that existed within the three years preceding the submission of the Notice of Proxy Access Nomination and that would have been required to be described pursuant to Item 6(e) of Schedule 14N (or any successor item) if such relationship existed on the date of the submission of the Schedule 14N; (c) a representation and warranty that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and neither acquired, nor is holding, such shares for the purpose or with the effect of influencing or changing control of the Corporation; (ii) has not engaged in, and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or the Board of Directors; (iii) has not nominated and will not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s); (iv) agrees to comply with all laws, rules and regulations applicable to the use, if any, of soliciting material; (v) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be, as applicable, true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) meets the eligibility requirements set forth in these By-Laws; and (vii) will maintain qualifying ownership of the Required Shares at least through the date of the annual meeting of stockholders; (d) a representation that, within five business days after each of the date of the Notice of Proxy Access Nomination and the record date for the annual meeting of stockholders, the Eligible Stockholder will provide documentary evidence from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) evidencing the continuous ownership by the Eligible Stockholder of the Required Shares for at least three years as of the date of the Notice of Proxy Access Nomination and the record date, respectively; (e) a representation that the Stockholder Nominee: (i) qualifies as independent (including with respect to all committees of the Board of Directors) under the listing standards and rules of each exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors; (ii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iii) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (iv) meets the director qualification requirements set forth in Section 11.3 of these By-Laws; and (v) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (f) a representation that the Schedule 14N relating to the Stockholder Nominee and provided in accordance with Section 11.4.E(1) is accurate and complete, and fully complies with the requirements of Schedule 14N under the Exchange Act;
(3) An executed agreement pursuant to which the Eligible Stockholder agrees: (a) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election of the Stockholder Nominee; (b) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to refrain from distributing any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; (d) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including the Notice of Proxy Access Nomination; (e) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination, solicitation, or other activity by the Eligible Stockholder in connection with its efforts to elect a Stockholder Nominee pursuant to this Section 11.4; (f) in the event that any information included in the Notice of Proxy Access Nomination, or any other communication by the Eligible Stockholder (including with respect to any group member), with the Corporation, its stockholders or any person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 11.4.C, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 11.4;

(4) An executed agreement pursuant to which the Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy (and will not agree to be named in any other person’s proxy statement or form of proxy with respect to the annual meeting of stockholders) as a nominee and to serving as a director of the Corporation if elected, and represents and agrees that such Stockholder Nominee meets the director qualification requirements set forth in Section 11.3 of these By-Laws;
(5) If desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s candidacy, provided that such statement (a) shall not exceed 500 words, (b) shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and (c) is provided at the same time as the relevant Notice of Proxy Access Nomination; and
(6) In the case of a nomination by a group constituting an Eligible Stockholder, the designation by all group members of one group member as the exclusive member to interact with the Corporation on behalf of all members of the group for purposes of this Section 11.4 and to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The information, statements, representations, undertakings, agreements, documents and other obligations required by this Section 11.4.E shall be provided (i) with respect to and executed by each group member, in the case of a group, and (ii) with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all information and documents referred to in this Section 11.4.E (other than such information and documents explicitly contemplated in this Section 11.4.E to be provided after the date the Notice of Proxy Access Nomination) have been delivered to, or, if sent by mail, received by the Secretary at the principal executive offices of the Corporation. Notwithstanding any other provision of these By-Laws, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
F. Notwithstanding anything to the contrary, the Corporation may omit from its proxy materials any information not timely provided in accordance with these By-Laws or any information that is provided pursuant to this Section 11.4, including all or any portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, to the extent that: (1) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (2) the inclusion of such information in the proxy materials would otherwise violate any applicable law, rule or regulation.
G. Notwithstanding anything to the contrary in this Section 11.4, the Corporation shall not be required to include in its proxy materials any Stockholder Nominee or information concerning such Stockholder Nominee, nor shall a vote be required to occur with respect to any such Stockholder Nominee at any such meeting (notwithstanding that proxies in respect of such vote may have been received by the Corporation), if: (1) the Stockholder Nominee or the Eligible Stockholder has engaged in or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or the Board of Directors; (2) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of the Board of Directors; (3) the Stockholder Nominee’s nomination or election to the Board of Directors would cause the Corporation to be in violation of the Corporation’s By-Laws or Certificate of Incorporation, the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, or any applicable law, rule or regulation; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 11.4 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or unavailable or did not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or by proxy and entitled to vote at such meeting; (5) the Stockholder Nominee is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (6) the Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of regulations promulgated under the Securities Act of 1933; (7) the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 11.4.C, any of the representations and warranties made in the Notice of Proxy Access Nomination is not or ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any violation or breach occurs of the obligations, agreements, representations or warranties of the Eligible Stockholder or the Stockholder Nominee under this Section 11.4; (8) the Stockholder Nominee is not independent (including with respect to any committees of the Board of Directors) under the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; or (9) the Eligible Stockholder or, in the case of a nomination by a group, the designated lead group member, fails to appear at the annual meeting of stockholders to present any nomination submitted by such stockholder or group pursuant to this Section 11.4. Notwithstanding the foregoing, if any of the conditions set forth in clause (1) are satisfied, then no Stockholder Nominees shall be included in the proxy materials and no Stockholder Nominee shall be eligible or qualified for director election. In addition, any Eligible Stockholder (or any member of a group constituting an Eligible Stockholder) whose Stockholder Nominee is elected as a director at an annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two annual meetings, other than the nomination of any such previously elected Stockholder Nominee.
H. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 11.4 and to make any and all determinations necessary or advisable to apply this Section 11.4 to any persons, facts or circumstances, including the power to determine (1) whether a person or group of persons qualifies as an Eligible Stockholder; (2) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 11.4; (3) whether any and all requirements of this Section 11.4 have been satisfied, including a Notice of Proxy Access Nomination; (4) whether a person satisfies the qualifications and requirements to be a Stockholder Nominee; and (5) whether inclusion of the Additional Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation. This Section 11.4 shall be the exclusive means for stockholders to include nominees for election as a director of the Corporation in the Corporation’s proxy statement for an annual meeting of stockholders. For avoidance of doubt, the provisions of this Section 11.4 shall not apply to a special meeting of stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or any other person in the Corporation’s proxy statement for any special meeting of stockholders.
SECTION 12. Notice to Corporation.
Any written notice or consent required to be delivered by a stockholder to the Corporation pursuant to Sections 9.2, 11.1 or 11.4 of this Article I or Section 2.1 of Article II must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s executive offices in the City of Arlington, State of Virginia, not later than 5:00 p.m., Eastern Time, with respect to any applicable deadline (unless otherwise stated in these By-Laws).
SECTION 13. Organization and Conduct of Meetings.
The Chair of the Board of Directors or, in the Chair’s absence, a director or officer as a majority of the members of the Board may designate shall act as chair of meetings of stockholders. The Secretary shall act as secretary of meetings of stockholders, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting. Except to the extent inconsistent with any rules and regulations for the conduct of any meeting of stockholders as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.
ARTICLE II
Board of Directors
SECTION 1. Number and Term of Office.
The number of directors shall be as established by a resolution adopted by the Board of Directors from time to time. The number of directors shall generally be between ten (10) and fourteen (14), but in no event less than three (3). At each annual meeting of stockholders, each director shall be elected to hold office until the next annual meeting or until his or her successor shall be elected and qualified or until his or her earlier death, disqualification, resignation or removal.
SECTION 2. Nomination and Election.
2.1 Nomination.
Only persons who are nominated in accordance with Article I, Section 11 of these By-Laws shall be eligible for election as directors.

2.2 Election.
At each election of directors by stockholders, the persons who are elected in accordance with Article I, Section 11 of these By-Laws shall be the directors.
SECTION 3. Place of Meeting.
Meetings of the Board of Directors, or of any committee thereof, may be held within or without the State of Delaware.
SECTION 4. Annual Meeting.
Each year the Board of Directors shall meet in connection with the annual meeting of stockholders for the purpose of electing officers and for the transaction of other business. No notice of such annual meeting of the Board of Directors is required. Such annual meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a consent and waiver of notice thereof, signed by all the directors.
SECTION 5. Stated Meetings.
The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, from time to time appoint the time and place for holding stated meetings of the Board of Directors, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. Except as otherwise provided in these By-Laws, any and all business may be transacted at any stated meeting.
SECTION 6. Special Meetings.
6.1 Convenors and Notice.
Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board of Directors or any two (2) directors. Notice of a special meeting of the Board of Directors, stating the place, day, and hour of the meeting, shall be given to each director in writing (by mail, electronic transmission or personal delivery) or orally (by telephone or in person).
6.2 Waiver of Notice.
With respect to a special meeting of the Board of Directors, a written waiver signed by a director or waiver by electronic transmission shall be deemed equivalent to notice to that director. A director’s attendance at a meeting shall constitute that director’s waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.
SECTION 7. Quorum and Manner of Acting.
Except as herein otherwise provided, forty percent (40%) of the total number of directors fixed by or in the manner provided for in these By-Laws at the time of any stated or special meeting of the Board of Directors or, if vacancies exist on the Board of Directors, forty percent (40%) of such number of directors then in office; provided, however, that such number may not be less than one-third of the total number of directors fixed by or in the manner provided for in these By-Laws, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute, the Certificate of Incorporation, or these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.
SECTION 8. Chair of the Board.
The Chair of the Board shall preside, when present, at all meetings of the Board of Directors, except as otherwise provided by law.
SECTION 9. Resignations.
Any director may resign at any time by giving written notice or notice by electronic transmission thereof to the Secretary. Such resignation shall take effect at the time specified therefor or if the time is not specified, upon delivery thereof; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 10. Removal of Directors.
Any director may be removed with or without cause by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, at a duly constituted meeting of stockholders called for that purpose; and the vacancy on the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or at any subsequent meeting.
SECTION 11. Filling of Vacancies Not Caused by Removal.
In case of any increase in the number of directors, or of any vacancy created by death, disqualification, or resignation, the additional director or directors may be elected or, as the case may be, the vacancy or vacancies may be filled, either (a) by the affirmative vote of a majority of the remaining directors, even if less than a quorum or (b) by the stockholders entitled to vote, either at a duly constituted annual meeting or special meeting thereof called for that purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote at such meeting.
SECTION 12. Director Compensation.
The Board of Directors shall determine from time to time the amount of compensation that shall be paid to its members for their service on the Board of Directors or any committee thereof.
SECTION 13. Action Without a Meeting.
Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee so acting.
SECTION 14. Telephonic Meetings.
Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
ARTICLE III
Board of Directors Committees
SECTION 1. Audit Committee.
In addition to any committees appointed pursuant to Section 2 of this Article, there shall be an Audit Committee, appointed annually by the Board of Directors, consisting of at least three (3) directors who are not members of management. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the Corporation and its subsidiaries and to discharge such other responsibilities as may from time to time be assigned to it by the Board of Directors. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board of Directors as they consider appropriate.
SECTION 2. Other Committees.
2.1 Committee Powers.
The Board of Directors may appoint standing or temporary committees and invest such committees with such powers as it may see fit, with power to subdelegate such powers if deemed desirable by the Board of Directors; but no such committee shall have the power or authority of the Board of Directors to adopt, amend, or repeal these By-Laws or approve, adopt, or recommend to the stockholders any action or matter expressly required by the Certificate of Incorporation, these By-Laws or the Delaware General Corporation Law to be submitted to stockholders for approval.
2.2 Committee Members.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
SECTION 3. Quorum and Manner of Acting.
A majority of the number of directors composing any committee of the Board of Directors, as established and fixed by resolution of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.
ARTICLE IV
Officers and Agents: Terms, Compensation, Removal, Vacancies
SECTION 1. Officers.
The elected officers shall be a Chair of the Board of Directors, a Chief Executive Officer (who shall be a director), and, at the discretion of the Board of Directors, a President, one or more Vice Chairs, and one or more Vice Presidents (each of whom may be assigned by the Board of Directors or the Chief Executive Officer an additional title descriptive of the functions assigned to such officer and one or more of whom may be designated Executive or Senior Vice President). The Board of Directors shall appoint a Controller, a Secretary, and a Treasurer. Any number of offices, whether elective or appointive, may be held by the same person. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles as officers for employees and agents and appoint Assistant Secretaries and Assistant Treasurers as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation and may, in the same manner, terminate or change such titles.
SECTION 2. Term of Office.
So far as practicable, all elected officers shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders, and shall hold office until the Board of Directors’ first meeting held after the annual meeting of stockholders in the next subsequent year and until their respective successors are elected or their death, resignation, retirement or removal. The Controller, Secretary, and Treasurer shall hold office at the pleasure of the Board of Directors.
SECTION 3. Salaries of Elected Officers.
The salaries paid to the elected officers of the Corporation shall be authorized or approved by the Board of Directors.
SECTION 4. Bonuses.
None of the officers, directors, or employees of the Corporation or any of its subsidiary corporations shall at any time be paid any bonus or share in the earnings or profits of the Corporation or any of its subsidiary corporations except pursuant to a plan approved by affirmative vote of two-thirds of the members of the Board of Directors.
SECTION 5. Removal or Resignation of Elected and Appointed Officers.
Any elected or appointed officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors. Any elected or appointed officer may resign from such office (together with resignation from all management committees on which such officer serves) at any time by giving notice to the Board of Directors or the Corporation. Any such resignation shall be effective when the notice is given, unless the notice specifies a later date.
SECTION 6. Vacancies.
If any vacancy occurs in any office, the Board of Directors may elect or appoint a successor or successors to fill such vacancy for the remainder of the term.
ARTICLE V
Officers’ Duties and Powers
SECTION 1. Chair of the Board.
The Chair of the Board of Directors shall be an independent director of the Corporation (consistent with the rules of the New York Stock Exchange and with any director independence standards set forth in the Corporation’s

Corporate Governance Principles). The Chair shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors, in each case except as required by law. The Chair shall have general power to execute bonds, deeds, and contracts in the name of the Corporation; to affix the corporate seal; to sign stock certificates; and to perform such other duties and services as shall be assigned to or required of the Chair by the Board of Directors.
SECTION 2. President.
The President shall have general power to execute bonds, deeds, and contracts in the name of the Corporation; to affix the corporate seal; to sign stock certificates; and to perform such other duties and services as shall be assigned to or required of the President by the Board of Directors; provided, that if the office of President is vacant, the Chief Executive Officer shall exercise the duties ordinarily exercised by the President until such time as a President is elected or appointed.
SECTION 3. Chief Executive Officer.
The officer designated by the Board of Directors as the Chief Executive Officer of the Corporation shall have general and active control of its business and affairs. The Chief Executive Officer shall have general power to execute bonds, deeds, and contracts in the name of the Corporation; to affix the corporate seal; to appoint or designate all employees and agents of the Corporation whose appointment or designation is not otherwise provided for and to fix the compensation thereof, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall not have been elected or appointed by the Board of Directors or other body; to suspend for cause any employee, agent, or officer, pending final action by the body which shall have appointed such employee, agent, or officer; and to exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a corporation.
SECTION 4. Vice Chairs, Vice Presidents and Controller.
Any Vice Chair, along with the several Vice Presidents and the Controller shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the Chief Executive Officer, respectively.
SECTION 5. Secretary.
The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all such proceedings. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed and shall keep and account for all books, documents, papers, and records of the Corporation relating to its corporate organization. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually pertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform the duties of the Secretary.
SECTION 6. Treasurer.
The Treasurer shall have the care and custody of all moneys, funds, and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in accordance with directions or authorizations of the Board of Directors or the Chief Executive Officer. The Treasurer shall have power to sign stock certificates, to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. In the absence of the Treasurer, an Assistant Treasurer shall perform the duties of the Treasurer.
SECTION 7. Additional Powers and Duties.
In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may from time to time determine, or as may be assigned to them by any superior officer.
SECTION 8. Emergency Powers of Acting Officers.
If the Chief Executive Officer is unable to perform the duties of that office due to death, incapacity, disaster, or emergency, (a) the powers and duties of the Chief Executive Officer shall be performed by the officer designated as President (or, if the office of President is vacant or if the Chief Executive Officer is also serving as President, the Chief Financial Officer unless another officer shall have been designated by resolution of the Board of Directors) of the Corporation, provided that such officer is available and capable of performing such powers and duties, until the

Chief Executive Officer becomes capable of performing those duties or until the Board of Directors shall have elected a new Chief Executive Officer or designated another individual as Acting Chief Executive Officer; (b) such officer shall have the power, in addition to all other powers granted to the Chief Executive Officer by these By-Laws and by the Board of Directors, to appoint an acting President, acting Vice President - Finance, acting Controller, acting Secretary, and acting Treasurer, if any of the persons duly elected to any such office is not, by reason of such disaster or emergency, able to perform the duties of such office, each of such acting appointees to serve in such capacities until the officer for whom the appointee is acting becomes capable of performing the duties of such office or until the Board of Directors shall have designated another individual to perform such duties or have elected another person to fill such office; (c) any such acting officer so appointed shall be entitled to exercise all powers vested by these By-Laws or the Board of Directors in the duly elected officer for whom the acting officer is acting; and (d) anyone transacting business with the Corporation may rely upon a certification by any two (2) officers of the Corporation that a specified individual has succeeded to the powers of the Chief Executive Officer and that such person has appointed other acting officers as herein provided and any person, firm, corporation, or other entity to which such certification has been delivered by such officers may continue to rely upon it until notified of a change in writing signed by two (2) officers of the Corporation.
ARTICLE VI
Stock and Transfers of Stock
SECTION 1. Stock Certificates; Uncertificated Shares.
The shares of the stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by a certificate shall be entitled to a certificate, signed by the Chair of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. Any and all of the signatures on a certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
SECTION 2. Transfer Agents and Registrars.
The Board of Directors may, in its discretion, appoint responsible banks or trust companies in the Borough of Manhattan, in the City of New York, State of New York, or in such other city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
SECTION 3. Transfers of Stock.
Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law), but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.
SECTION 4. Lost Certificates.
The Board of Directors may provide for the issuance of new certificates of stock or uncertificated shares to replace certificates of stock lost, stolen, mutilated, or destroyed, or alleged to be lost, stolen, mutilated, or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.
ARTICLE VII
Miscellaneous
SECTION 1. Fiscal Year.
The fiscal year of the Corporation shall be the calendar year.

SECTION 2. Signing of Negotiable Instruments.
All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors.
SECTION 3. Indemnification.
3.1 Right to Indemnification.
Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved or threatened to be involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or a partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as such a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators and legal representatives; provided, however, that except as provided in Article VII, Section 3.2 with respect to Proceedings seeking to enforce rights to indemnification hereunder, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the commencement of such Proceeding (or part thereof) was authorized in the specific case by the Board of Directors. The right to indemnification conferred in this Section 3.1 shall be a contract right and shall include the right, to the fullest extent permitted by law, to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3.1 or otherwise.
3.2 Right of Indemnitee to Bring Suit.
If a claim under Article VII, Section 3.1 for indemnification (following the final disposition of such Proceeding) is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days from the date a written request for Advancement of Expenses is received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover any such unpaid amounts (excluding any amounts previously advanced and not returned). If successful in whole or in part in any such suit, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit to the fullest extent permitted by law. The Indemnitee shall be presumed to be entitled to indemnification under this Section 3 upon submission of a written claim in compliance herewith, and the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled. Neither the failure of the Corporation (including the Board of Directors, a committee thereof, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including the Board of Directors, a committee thereof, independent legal counsel, or the stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.
3.3 Nonexclusivity of Rights.
The rights to indemnification and to Advancement of Expenses conferred in this Section 3 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or disinterested directors, or otherwise. Neither any amendment to or alteration or repeal of this Section 3 or of any of the procedures established by the Board of Directors pursuant to Article VII, Section 3.6, nor the adoption of any provision of the Certificate of Incorporation or these By-Laws, nor, to the fullest extent permitted by law, any modification of law, shall eliminate or reduce the effect of the right or protection of any Indemnitee to indemnification and to Advancement of Expenses in accordance with the provisions hereof and thereof with respect to any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any alleged acts or omissions by such Indemnitee occurring prior to such amendment, alteration or repeal.

3.4 Insurance, Contracts, and Funding.
The Corporation may maintain insurance, at its expense, on behalf of itself and any Indemnitee or any other person whom the Corporation has the power to indemnify pursuant to Article VII, Section 3.5 of these By-Laws against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law or otherwise. The Corporation may, without stockholder approval, enter into contracts with any Indemnitee or any other person whom the Corporation has the power to indemnify pursuant to Article VII, Section 3.5 of these By-Laws in furtherance of the provisions of this Section 3 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 3.
3.5 Indemnification of Employees and Agents.
The Board of Directors may, or may authorize one or more officers to, indemnify and/or provide Advancement of Expenses to any current or former employee or agent of the Corporation or any of the Corporation’s subsidiaries who is not an Indemnitee and was or is made a party to or is threatened to be made a party to or is otherwise involved or threatened to be involved (including, without limitation, as a witness) in any Proceeding, by reason of the fact that he or she is or was such an employee or agent or, while serving as an employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or a partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to an employee benefit plan, of such scope and effect and subject to such terms as determined by the Board of Directors or such officer or officers, in each case as and to the extent permitted by applicable law.
3.6 Procedures for the Submission of Claims.
The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 3, determination of the entitlement of any person thereto, and review of any such determination.
3.7 Other Sources of Indemnification or Advancement of Expenses.
Any indemnification or Advancement of Expenses by the Corporation to any Indemnitee or person indemnified by the Corporation pursuant to Article VII, Section 3.5 of these By-Laws who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Indemnitee may collect as indemnification or Advancement of Expenses from such other corporation or partnership, joint venture, trust, non-profit entity or other enterprise.
SECTION 4. Forum for Adjudication of Disputes.
A. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware or the federal district court for the Eastern District of Virginia) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.
B. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring, holding or having held any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 4.
ARTICLE VIII
Amendments
SECTION 1. Amendment of the By-Laws: General.
Except as herein otherwise expressly provided, these By-Laws may be altered or repealed in any particular and new By-Laws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted, either by

A. the affirmative vote of the holders of record of a majority in number of the shares present in person or by proxy and entitled to vote at an annual meeting of stockholders or at a special meeting thereof, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof; or
B. either by
i. the affirmative vote of a majority of the whole Board of Directors at any meeting thereof (or in accordance with Article II, Section 13), or
ii. the affirmative vote of all the directors present at any meeting at which a quorum, less than a majority, is present;
provided that Article I, Section 11.2 of these By-Laws may be amended only as set forth in Article VIII, Section 1.A, except that any amendment required by law or necessary or desirable to cure an administrative or technical deficiency may be made as provided in Article VIII, Section 1.B.
SECTION 2. Amendments as to Compensation and Removal of Officers.
Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article FOURTH of the Certificate of Incorporation, at a meeting of stockholders called for the purpose, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 3, 4 and 5 of Article IV of these By-Laws, notice of which meeting shall include the form of the proposed amendment, or a summary thereof.
ARTICLE IX
Emergency By-Laws
SECTION 1. Emergency By-Laws.
In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar condition as a result of which a quorum of the Board of Directors cannot readily be convened for action, three (3) directors shall constitute a quorum at any meeting of the Board of Directors.